Exhibit 31.1

Certification of Chief Executive Officer Pursuant to Rule 13a-14(a)

Under the Securities Exchange Act of 1934

I, Allan R. Landon, certify that:

1.               I have reviewed this amended annual report on Form 10-K/A of Bank of Hawaii Corporation;

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.               [Omitted];

4.               [Omitted]

5.               [Omitted].

Date:  April 25, 2008

/s/ Allan R. Landon
Allan R. Landon
Chairman of the Board,
Chief Executive Officer and President